EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 18, 2000, accompanying the consolidated financial statements incorporated by reference or included in the 1999 Annual Report of Total Containment, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Total Containment, Inc. on Forms S-8 (Registration No. 333-56707 and Registration No. 333-61747).


/s/ Grant Thornton LLP
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Philadelphia, Pennsylvania
March 19, 2000